SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2002

_________________

IRWIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

ITEM 5. OTHER EVENTS.

     On August 29, 2002, Irwin Financial Corporation announced its second quarter dividend as described in the news release attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

            99.1  News Release issued August 29, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: August 29, 2002	By: /s/ GREGORY F. EHLINGER __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release issued August 29, 2002

News Release: IMMEDIATE RELEASE
For further information, contact:

Suzie Singer, Corporate Communications: 812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES

THIRD QUARTER DIVIDEND

(Columbus, IN, August 29, 2002) Irwin Financial Corporation (NYSE: IFC) today announced a dividend of $0.0675 per share to be paid on September 27, 2002, to all shareholders of record on September 13, 2002. The dividend rate is a $0.0025 per share or 3.8% increase as compared with the dividend paid in the third quarter of 2001.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies organized as a bank holding company, with a history tracing to 1871. The Corporation, through its five subsidiaries -- Irwin Home Equity Corporation, Irwin Mortgage Corporation, Irwin Union Bank and Trust Company, Irwin Capital Holdings, and Irwin Ventures LLC -- provides a broad range of consumer and commercial financial services in selected markets nationwide.